Exhibit 10(h)

                                  PEOPLES BANK
                     DIRECTORS' AND OFFICERS' DEFERRAL PLAN



By a vote of the Peoples Bank Board of Directors, (hereinafter referred to as the, "Bank") on the 18th day of December, 2001, the Bank has established the Peoples Bank Directors' and Officers' Deferral Plan (hereinafter referred to as the, "Benefit Plan") to allow eligible Directors and Officers the opportunity to participate in the Plan and defer all or a portion of their fees or salary in accordance therewith;

     It is the intent of the Bank that this Benefit Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA").

I.   ELIGIBILITY

     Those individuals selected by the Board of Directors and designated in resolutions of the Board and members of the Board of Directors shall be eligible to become a participant in this Benefit Plan (hereinafter referred to as the, "Participant").

II.  FEES  AND  COMPENSATION

     The fees covered under this Benefit Plan shall be any and all amounts paid to the Participant for the Participant's services, including but not limited to annual fees, meeting fees, and committee fees. Participants may elect to defer no more than one hundred percent (100%) of fees and compensation. The deferred fees covered under this Benefit Plan shall be credited to the Participant subject to the election requirement of Subparagraph III (A) hereinbelow.

III. DEFERRED  COMPENSATION

     A.   Election  of  Participant's  Deferred  Compensation:
          ----------------------------------------------------


          The Participant shall at the same time as entering this Benefit Plan file a written statement with the Bank notifying the Bank as to the percent (%) or dollar amount of fees and compensation as defined in Paragraph II that are to be deferred and the actual investments [as defined in Subparagraph VI (G)] (hereinafter referred to as the, "Election Form"). A copy of the said Election Form is attached hereto and marked as Exhibit "A-1". The election to defer fees and compensation may only be


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          made  for  fees and compensation not yet earned as of the date of said election. Signed written statements filed under this section, unless modified or revoked, shall be valid for all succeeding years. Any modification or revocation of a signed written statement must be in writing, made one (1) year prior to receiving benefits hereunder, and shall be effective for calendar years succeeding the year in which the modification or revocation is made.


     B.   Payment  of  Participant's  Deferred  Compensation:
          --------------------------------------------------

          At all times, the Participant shall be one hundred percent (100%) vested in the Participant's Deferred Compensation Account [as defined in Subparagraph IV (A)(i)]. Payment of the Participant's Deferred Account balance shall commence on the first day of the calendar month following the end of the Participant's term of office due to resignation, removal, failure to be re-elected, retirement, or hardship as further set forth hereinbelow, and shall continue, if applicable, as set forth in the Participant's Election Form.

          (i)  Retirement:  Retirement  age  for Directors and Officers shall be
               ----------
               age seventy (70) or such other date as the Participant may actually retire.


          (ii) Early  Withdrawal:  The Bank shall permit early withdrawals under
               -----------------
               certain circumstances. The Participant may submit an application for an in-service early withdrawal to the Board of Directors. If, in the discretion of the Board, the Participant is permitted to take an early withdrawal, the Board shall cause the Trustee to pay an in-service distribution to such Participant from the Participant's Account. Such distribution shall be paid in a single-sum cash payment as soon as administratively feasible, after the Board determines that the Participant is permitted to take an early withdrawal. The amount of such single-sum cash payment shall be limited to the amount reasonably necessary to meet the Participant's requirements resulting from any reason for an early withdrawal.

     C.   Investment  of  Participant's  Deferred  Compensation:
          ------------------------------------------------------

          The Participant shall at the same time as entering this Benefit Plan notifying the Bank on the Election Form as to the percent (%) of deferred compensation that is to be allocated among the "actual investment" choices as defined in Subparagraph VI (G) herein. The Participant may make changes to the allocation of their "actual investments" quarterly.

     D.   Bank  Contributions:
          -------------------

          The Bank may make matching or other contributions to this Benefit Plan for the benefit of the Participant from time to time at the discretion of the Bank. The Participant shall be one hundred percent (100%) vested in the Bank's Contributions


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          hereunder.

     E.   Payment  of  Bank's  Contributions:
          ----------------------------------

          The vested amounts in the Participant's Deferred Compensation Account attributed to bank contributions shall be paid under the same terms and conditions as payment of the Participant's deferred compensation [Subparagraph III (B)].

     F.   Investment  of  Bank's  Contribution  to  the  Participant's  Deferred
          ----------------------------------------------------------------------
          Compensation  Account:
          ---------------------

          The Bank's contribution to the Participant's Deferred Compensation Account, if any, shall be invested under the same terms and conditions as the investment of the Participant's Deferred Compensation [Subparagraph III (C)].

IV.  PARTICIPANT'S  DEFERRED  COMPENSATION  ACCOUNT
     AND  RABBI  TRUST

     A.   Rabbi  Trust:
          ------------

          The Bank shall establish a Rabbi Trust for the Benefit Plan. The Bank shall pay all deferral amounts and matching contributions, if any, to the Rabbi Trust. Said Trustee shall make actual investments and payments in accordance with this Benefit Plan.

          (i)  Participant's  Deferred  Compensation  Account:
               ----------------------------------------------

               The Trustee shall establish and maintain an account on behalf of each Participant. A Participant's Account shall be credited with
               (i) the amount of Fees and Compensation the Participant elects to defer under the Election Form, (ii) other Bank Contributions, if any, and (iii) earnings or losses attributable to the Account. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or the Participant's beneficiary(ies). The value of said account shall be calculated quarterly.

V.   DEATH  OF  DIRECTOR

     A.   Prior  to  Commencement  of  Payments:
          -------------------------------------

          In the event of the death of the Participant prior to commencement of payments, within thirty (30) days after the Participant's death, the Participant's Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the


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          Bank.  In  the event no designation is made, the Participant's account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant's estate.

     B.   Subsequent  to  Commencement  of  Payments:
          ------------------------------------------

          In the event of the death of the Participant after commencement of payments but prior to the Participant receiving all payments due the Participant under this Benefit Plan, within thirty (30) days after the Participant's death, the remaining Deferred Compensation Account balance as of the date of death shall be paid as set forth in the Election Form, or in a lump sum, at the discretion of the Bank, to such individual or individuals as the Participant may have designated in writing and filed with the Bank. In the event no designation is made, the Participant's account balance shall be paid as set forth herein to the duly qualified executor or administrator of the Participant's estate.

VI.  MISCELLANEOUS

     A.   Amendment  or  Revocation:
          -------------------------

          It is understood that, during the lifetime of the Participant, this Benefit Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Participant, the Bank, and the Trustee.

     B.   Gender:
          ------

          Whenever in this Benefit Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     C.   Effect  on  Other  Bank  Benefit  Plans:
          ---------------------------------------

          Nothing contained in this Benefit Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     D.   Headings:
          --------

          Headings and subheadings in this Benefit Plan are inserted for reference and convenience only and shall not be deemed a part of this Benefit Plan.


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     E.   Partial  Invalidity:
          -------------------

          If any term, provision, covenant, or condition of this Benefit Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Benefit Plan shall remain in full force and effect notwithstanding such partial invalidity.

     F.   Continuation  as  Participant:
          ------------------------------

          Neither this Benefit Plan nor the payments of any benefits thereunder shall be construed as giving to the Participant any right to be retained as a member of the Board of Directors of the Bank.

     G.   Actual  Investments:
          -------------------

          Each Participant will be allowed to select from a restricted list the funds to be used to determine the "investment allocation" of their Deferred Compensation Account. The performance of the deemed investments will be used to determine the earnings or losses to credit to the Participant's Deferred Compensation Account. The Participant will be allowed to change their investment allocation quarterly.

VII.  CHANGE  OF  CONTROL

          The Participant shall be one hundred percent (100%) vested in all benefits provided in this Benefit Plan upon a Change of Control. A Change of Control shall be as defined in Subsection XIII (d) in the Rabbi Trust for the Peoples Bank Directors' and Officers' Deferral Plan.

VIII. ADMINISTRATION  AND  CLAIMS

     A.   Plan  Administrator:
          -------------------

          The Plan Administrator of this Benefit Plan shall be the Peoples Bank until its resignation or removal by the Board. As Plan Administrator, the Peoples Bank shall be responsible for the management and administration of this Benefit Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of this Benefit Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims  Procedure  and  Arbitration:
          -----------------------------------

          In the event a dispute arises over benefits under this Benefit Plan and benefits are not paid to the Participant (or to the Participant's beneficiary(ies) in the case of the


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          Participant's  death)  and  such  claimants  feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Benefit Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid sixty-day period.

          If claimants desire a second review they shall notify the Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review This Benefit Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Benefit Plan upon which the decision is based.

          If claimants continue to dispute the benefit denial, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                                             PEOPLES  BANK
                                             Newton,  North  Carolina




                                             By: /s/ Robert C. Abernethy
                                             ------------------------------
                                             Chairman of the Board


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